Exhibit 99.1

FOR IMMEDIATE RELEASE

MEDIFAST, INC. ANNOUNCES RECONSTITUTION OF BOARD OF DIRECTORS

AND COOPERATION AGREEMENT WITH ENGAGED CAPITAL

Governance enhancements include elimination of classified Board, eight existing directors to not stand for reelection, reduction of two insiders from Board, five new directors added to Board, and appointment of Lead Director

OWINGS MILLS, Md., April 6, 2015 – Medifast, Inc. (NYSE: MED), a leading United States manufacturer and provider of clinically proven weight-loss and healthy living products and programs, today announced that it has entered into a Cooperation Agreement with Engaged Capital LLC (“Engaged”), which beneficially owns approximately 6% of the Company’s outstanding shares. Pursuant to the Cooperation Agreement, the Company’s Board of Directors has agreed to nominate new, independent director candidates to stand for election at the Company’s 2015 Annual Meeting of Stockholders, including: Jeffrey J. Brown, Jori Hartwig, and Glenn W. Welling. Michael C. MacDonald will continue as Chairman and CEO and, immediately following the 2015 Annual Meeting, Mr. Brown will be appointed as Lead Director of the Board. In addition and pursuant to the Cooperation Agreement, the Company and Engaged will jointly select two additional independent directors to be added to the Company’s slate for the 2015 Annual Meeting or join the Board soon after. The reconstituted nine member Board will also be nominated for election at the 2016 Annual Meeting of Stockholders. The 2015 Annual Meeting is tentatively scheduled for June 17, 2015.

The Company also today announced that, commencing with the 2015 Annual Meeting, it will eliminate its classified Board and decrease the size of the Board from 12 to seven directors, subject to an increase to nine directors when the two additional independent directors have been agreed upon. Accordingly, Rev. Donald F. Reilly, Harvey C. Barnum, Barry B. Bondroff, John P. McDaniel, Sr. Catherine T. Maguire, Jason L. Groves, Jerry D. Reece and Meg Sheetz will not stand for re-election. Mr. Groves and Ms. Sheetz will continue in their roles as officers of the Company. Incumbent Medifast directors who will stand for re-election at the 2015 Annual Meeting include: Kevin G. Byrnes, Charles P. Connolly, Michael C. MacDonald and Carl E. Sassano.

“We are pleased to strengthen our Board slate with the addition of new, highly qualified, independent director nominees, who will add valuable experience and fresh perspective to the Medifast Board,” said Mr. MacDonald, Chairman and CEO of Medifast. “The entire Medifast team is unified in its focus on achieving the Company’s value-building objectives, including further expansion of the Take Shape For Life network and continued product and technology innovation. We remain committed to the further successful execution of our strategic plan and look forward to working collaboratively with our new directors to continue advancing Medifast’s priorities and generating enhanced returns for the Company’s stockholders.”

Mr. MacDonald continued, “On behalf of the entire Board, we thank Barney, Barry, Sr. Cathy, Fr. Donald, Jason, Jerry, John and Meg for their service on the Board and many contributions to Medifast.”

Glenn Welling, Founder and Chief Investment Officer of Engaged Capital commented, “We appreciate the constructive working relationship we have built with Mike and the team at Medifast over the last year and are pleased to have reached this agreement. Engaged believes that these important governance enhancements, which include adding multiple directors with significant direct selling expertise, will help drive coach growth, enhance profitability and ensure a shareholder friendly capital allocation discipline. We believe Medifast’s business model and Take Shape For Life are one of the best kept secrets in the weight loss industry. We are excited to work collaboratively to realize the Company’s full potential for continued growth and value creation.”

Pursuant to its agreement with Medifast, Engaged and certain of its affiliates have agreed to certain customary standstill and voting provisions through the Company’s 2016 Annual Meeting of Stockholders. The agreement will be filed on a Form 8-K with the Securities and Exchange Commission.

About Jeffrey J. Brown

Jeffrey J. Brown is the Chief Executive Officer and founding member of Brown Equity Partners, LLC (“BEP”), which provides capital to management teams and companies needing equity. Prior to founding BEP in January 2007, Mr. Brown served as a founding partner and primary deal originator for the venture capital and private equity firm Forrest Binkley & Brown (“FBB”) from 1993 to January 2007. Prior to founding FBB, Mr. Brown served as a Senior Vice President of Bank America Venture Capital Group from 1990 to 1993 and as a Senior Vice President of Security Pacific Capital Corporation from 1987 to 1990. Mr. Brown also worked at the preferred stock desk of Morgan Stanley & Co. (NYSE: MS) in 1986 and as a software engineer at Hughes Aircraft Company from 1983 to 1985. From 2012 to 2014, Mr. Brown served on the board of directors of Nordion Inc. (NYSE:NDZ) where he was a member of each of the EHS/Governance and Finance/Audit Committees. From September 2009 until resigning in October 2011, Mr. Brown served as a director of Steadfast Income REIT, Inc. Mr. Brown received a Bachelor of Science in Mathematics, Summa Cum Laude, from Willamette University and a Master of Business Administration from the Stanford University Graduate School of Business. In his 27 years of venture capital and private equity experience, Mr. Brown has served on the board of directors of approximately 40 public and private companies, including as the chairman of 10 such boards, and has served as the chair of audit, compensation, finance and other special board committees of such boards.

About Jori Hartwig

Jori Hartwig is currently the Chief Operating Officer for 3Kinetic where she is responsible for strategy development, financing and key customer acquisition. Ms. Hartwig was previously the VP/CMO for Amway North America, a leading direct sales company, from 2009 to 2014. At Amway, Ms. Hartwig led brand management, public relations, digital, experiential marketing, sales development, and market research. Prior to Amway, Ms. Hartwig held marketing leadership roles with several companies including Marcus Hotels & Resorts, Fiskars, Bemis Manufacturing, Pillsbury and SC Johnson. In these roles, she was responsible for building brands, acquisitions, corporate reputations, national sponsorships, loyalty programs and impactful social and digital campaigns that delivered consistent growth. Key accomplishments include leading public relations initiatives that resulted in more than $5 million in free editorial mentions, initiating and providing leadership for a process that transformed a company from manufacturing to a market-driven organization, and leadership of SCJ’s acquisition of DowBrands. Over the past 30 years, she has also played a critical role in bringing over $1 billion in new products to market, either through acquisitions or new product development. She received a BBA from University of Wisconsin-Madison and an MBA from Marquette University.

About Glenn W. Welling

Glenn W. Welling is the Founder and Chief Investment Officer of Engaged Capital, LLC, a California based investment firm and registered advisor with the SEC focused on investing in small and mid-cap North American equities. Prior to founding Engaged Capital in February 2012, Mr. Welling was Principal and Managing Director at Relational Investors LLC (“Relational”), a $6 billion activist equity fund and registered investment adviser with the SEC, from June 2008 to October 2011, and served as its consultant from October 2011 until April 2012. Mr. Welling managed Relational’s consumer, healthcare and utility investments and was responsible for investment selection, strategic development and catalyzing change at Relational’s portfolio companies. Prior to Relational and from February 2002 to May 2008, Mr. Welling was a Managing Director at Credit Suisse Group AG (“Credit Suisse”), a leading global financial services company, where he was the Global Head of the Investment Banking Department’s Advisory Businesses, which included The Buy-Side Insights (“HOLT”) Group, Financial Strategy Group and Ratings Advisory Group. Previously, Mr. Welling served as Partner and Managing Director of HOLT Value Associates L.P. (“HOLT”), a then leading provider of independent research and valuation services to asset managers, from October 1999 until January 2002 when HOLT was acquired by Credit Suisse. Prior to HOLT, he was the Managing Director of Valuad U.S., a financial software and training company, and senior manager at A.T. Kearney, one of the world’s largest global management consulting firms. Mr. Welling also teaches executive education courses at The Wharton School of Business and is a frequent speaker at finance and investing conferences. He graduated from The Wharton School of the University of Pennsylvania where he currently serves as the Chairman of the school’s tennis program and as a member of the Wharton School’s Executive Education Board.

About Medifast

Medifast (NYSE: MED) is the leading easy-to-use, clinically proven weight-loss program. The company sells its products and programs via four unique distribution channels: 1) the Web and national call centers, 2) the Take Shape For Life personal coaching division, 3) Medifast Weight Control Centers, and 4) a national network of physicians. Medifast was founded in 1980 and is located in Owings Mills, Maryland. For more information, log onto www.MedifastNow.com.

Forward Looking Statements

Please Note: This release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally can be identified by use of phrases or terminology such as “intend” or other similar words or the negative of such terminology. Similarly, descriptions of Medifast’s objectives, strategies, plans, goals or targets contained herein are also considered forward-looking statements. Medifast believes this release should be read in conjunction with all of its filings with the United States Securities and Exchange Commission and cautions its readers that these forward-looking statements are subject to certain events, risks, uncertainties, and other factors. Some of these factors include, among others, Medifast’s inability to attract and retain independent Health Coaches and Members, stability in the pricing of print, TV and Direct Mail marketing initiatives affecting the cost to acquire customers, increases in competition, litigation, regulatory changes, and its planned growth into new domestic and international markets and new channels of distribution. Although Medifast believes that the expectations, statements, and assumptions reflected in these forward- looking statements are reasonable, it cautions readers to always consider all of the risk factors and any other cautionary statements carefully in evaluating each forward-looking statement in this release, as well as those set forth in its latest Annual Report on Form 10-K and Quarterly Report on Form 10-Q, and other filings filed with the United States Securities and Exchange Commission, including its current reports on Form 8-K. All of the forward-looking statements contained herein speak only as of the date of this release.

CONTACTS:

Media for Medifast:

James Golden or Andrew Siegel

Joele Frank, Wilkinson Brimmer Katcher

212-355-4449

Investors:

MacKenzie Partners

Bob Marese

212-929-5500